COVA FINANCIAL LIFE INSURANCE COMPANY

I, FRANCES S. COOK, Secretary of Cova Financial Life Insurance Company (the "Corporation"), do hereby certify that the attached is a true and accurate copy of resolutions adopted by the Board of Directors of Cova Financial Life Insurance Company dated March 24, 1992, and I do further certify that said resolutions have not been amended or rescinded.

VARIABLE AUTHORITY

WHEREAS, the Corporation is desirous of developing and marketing certain types of variable and fixed annuity contracts, including modified guaranteed annuity contracts, and variable life insurance contracts, which may be required to be registered with the Securities and Exchange Commission pursuant to the various securities laws (collectively, the "Contracts"); and

WHEREAS, it will be necessary to take certain actions in connection with the Contracts including, but not limited to, establishing separate accounts for segregation of assets and seeking approval of regulatory authorities;

NOW, THEREFORE, BE IT

RESOLVED, that the Corporation is hereby authorized to develop the necessary program in order to effectuate the issuance and sale of the Contracts, and further

RESOLVED, that the Corporation is hereby authorized to establish and to designate one or more separate accounts of the Corporation in accordance with the provisions of, and for the purposes authorized by Section 10506 of the California Insurance Code, including among their respective purposes the provision of an investment medium for such Contracts issued by the Corporation pursuant to such section as may be designated as participating therein; and that any such separate account shall receive, hold, invest and reinvest only the monies arising from (i) premiums, contributions or payments made pursuant to the Contracts participating therein; (ii) within the limits of such section, such assets of the Corporation as shall be deemed appropriate to be invested in the same manner as the assets applicable to the Corporation's reserve liability under the Contracts participating in such separate accounts, or may be necessary for the establishment of such separate accounts; and (iii) the dividends, interest and gains produced by the foregoing; and further

RESOLVED, that the proper officers of the Corporation are hereby authorized:

(i) to register the Contracts participating in any such separate accounts under the provisions of the Securities Act of 1933, as amended, to the extent that it shall be determined that such registration is necessary;

(ii) to register any such separate accounts with the Securities Exchange Commission under the provisions of the Investment Corporation Act of 1940; as amended, to the extent that it shall be determined that such registration is necessary;

(iii) To prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including post-effective amendments), supplements and exhibits thereto as they may be deemed necessary or desirable;

(iv) to apply for exemption from those provisions of the aforementioned Acts as shall be deemed necessary and to take any and all other actions which shall be deemed necessary, desirable, or appropriate in connection with such Acts;

(v) to file the Contracts participating in any such separate accounts with the California Insurance Department and any other appropriate state insurance departments and to prepare and execute all necessary documents to obtain approval of said insurance departments;

(vi) to prepare or have prepared and execute all necessary documents to obtain approval of, or clearance with, or other appropriate actions required, of any other regulatory authority that may be necessary; and further

RESOLVED, that for the purposes of facilitating the execution and filing of any registration statement and of remedying any deficiencies therein by appropriate amendments (including post-effective amendments) or supplements thereto, the President of the Corporation and the Secretary of the Corporation, and each of them, are hereby designated as attorneys and agents of the Corporation, and the appropriate officers of the Corporation be, and they hereby are, authorized and directed to grant the power of attorney of the Corporation to the President of the Corporation and to the Secretary of the Corporation by executing and delivering to such individuals, on behalf of the Corporation, a power of attorney, and further

RESOLVED, that in connection with the offering and sale of the Contracts in the various States of the United States, as and to the extent necessary, the appropriate officers of the Corporation be, and they hereby are, authorized to take any and all such action, including but not limited to the preparation, execution and filing with proper state authorities, on behalf of and in the name of the Corporation, of such applications, notices, certificates, affidavits, powers of attorney, consents to service of process, issuer's covenants, certified copies of minutes of shareholders' and directors' meetings, bonds, escrow and impounding agreements and other writings and instruments, as may be required in order to render permissible the offering and sale of the Contracts in such jurisdictions; and further

RESOLVED, that the forms of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to in any part of the preceding resolutions be, and the same hereby are, adopted as if fully set forth herein if (1) in the opinion of the appropriate officers of the Corporation, the adoption of the resolutions is advisable and (2) Secretary of the Corporation evidences such adoption by inserting into these minutes copies of such resolutions.

IN WITNESS WHEREOF, I have hereunto set my hands as of the 7th day of October, 1997.

                                       /s/ Frances S. Cook
                                       _____________________
                                       FRANCES S. COOK